LEASE AGREEMENT

          THIS AGREEMENT (the “Agreement”) entered into as of June 9, 2006 by and between Barry Todd Miller and Joan Ellen Miller, co-Trustees of the Miller Family Trust dated April 1, 2005 (“Landlord”) and First Look Studios, Inc., a California corporation (“Tenant”).

W I T N E S S E T H :

          WHEREAS, Landlord (and its predecessors in interest) and Ventura Distribution, Inc., a California corporation (“VDI”) were parties to that certain Standard Industrial/Commercial Single-Tenant Lease B Net dated July 9, 2002, as amended (the “VDI Lease”) with respect to the real property known as Lot 9 of Tract 4935 near the southeast corner of Spectrum Drive and Conejo Center Drive located in the City of Thousand Oaks (the “Property”): and

          WHEREAS, on March 20, 2006, VDI executed an assignment for the benefit of creditors and Tenant purchased substantially all of its assets;

          WHEREAS, Landlord and Tenant desire to enter into the Agreement on the terms set forth below.

          NOW, THEREFORE, in consideration of the above promises and the mutual covenants and conditions hereinafter contained, it is agreed:

          1.    Lease of Property. Landlord agrees to lease the property to Tenant from the date hereof through October 31, 2006 (the “Initial Term”). Tenant shall have the option to extend the Initial Term for two separate one month periods (November 2006 and December 2006) (the “Supplement Term,” and together with the Initial Term, the “Term”) by paying the Monthly Rent (as defined below).

          2.    Rent. Tenant shall pay an initial payment of $500,000 immediately upon execution of the Agreement. Tenant shall also pay total month rent in the amount of $77,490.27 for each month of the Term. There shall be no other charges under the Agreement. All Monthly Rental payment shall be due on the no later than the first business day of the month for which the rent is due; provided, however, that the rent for June 2006 shall be paid no later than June 15, 2006.

          3.    Full Marketing Cooperation. Subject to reasonable advance notification. Tenant agrees to fully cooperate with Landlord to assist Landlord in marketing the Property during the Term.

          4.    Reservation of Rights. Both the Landlord and the Tenant expressly reserve all claims and rights against each other other than claims and rights relating to the express terms of the Agreement which shall be controlled by this Agreement; provided, however, that Landlord shall withdraw all processes to evict Tenant from the Property.

          5.    Representations and Warranties.

                     (a)    Tenant represents and warrants that: (i) it has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms.

                     (b)    Landlord represents and warrants that (i) it has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement; and (ii) this Agreement constitutes a legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms.

           6.    General Provisions.

                     (a)    Assignability. The rights and duties of any party hereunder shall not be assignable by that party, and any attempted assignment shall be void.

                     (b)    Integration. This Agreement contains the entire agreement between the parties regarding the lease of the Property and it supersedes all prior agreements and undertakings, whether oral or written.

                     (c)    Choice of Law. The exercise, validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined in accordance with the laws of the State of California.

                     (d)    Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (i) delivered personally to the person or to an officer of the Person to whom the same is directed, or (ii) sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to Landlord:

with a copy to:

Lewis R. Landau
Attorney at Law
23564 Calabasas Road, Suite 104
Calabasas, CA 91302
Voice and Fax: (888)822-4340
Alt. Fax: (775)719-2153

if to Tenant:

Richard Shore
Sr. Vice President, Business & Legal Affairs
First Look Studios
8000 Sunset Blvd., East Penthouse
Los Angeles, CA 90046
(tel) 323-337-1492
(fax) 323-337-1494

with a copy to:

Peter M. Gilhuly
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071
Fax (213) 891-8763

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

                     (e)    Amendment or Waiver. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing duly signed by Landlord and Tenant.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 9th day of June, 2006.

LANDLORD: BARRY TODD MILLER and JOAN ELLEN MILLER, Co-Trustees of the Miller Family Trust dated April 1, 2002

Dated: June 9, 2006	By: _________________________________ Barry Todd Miller, Trustee

Dated: June 9, 2006	By: _________________________________ Joan Ellen Miller, Trustee TENANT

Dated: June 9, 2006	FIRST LOOK STUDIOS, INC., a California corporation By: __________________________ Henry Winterstern, President